UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 26, 2009
Federal Home Loan Bank of Des Moines
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street —
Suite 200, Des Moines, Iowa		50309

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 515-281-1000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 26, 2009, the Board of Directors (“Board”) of the Federal Home Loan Bank of Des Moines (“Bank”) approved several amendments to the Bank’s Bylaws.
Article III of the Bylaws was amended to reflect changes made by the Housing and Economic Recovery Act of 2008 (“HERA”) in the composition of the Board and qualifications of its directors. Article III has also been amended to meet certain HERA requirements concerning the nomination and election of independent directors.
Article VIII — relating to indemnification of the Bank’s directors and officers — has been amended to clarify that the indemnification rights established under the Bylaws are conferred to the fullest extent permitted by applicable law and regulations.
Technical and conforming amendments have also been made to Articles II and IV of the Bylaws in order to align the Bylaws with the Bank’s Board committee structure.
The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the amended and restated Bylaws, a marked copy (to show changes from the prior version) of which is attached as Exhibit 3.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No. 3.2 Amended and Restated Bylaws of the Federal Home Loan Bank of Des Moines, dated February 26, 2009 (marked to show changes from prior version)

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines
March 2, 2009	By:	/s/ Michael L. Wilson
Michael L. Wilson
Executive Vice President and Chief Business Officer

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws